Exhibit 23under Form N-1A
                                             Exhibit (j) under Item 601/Reg. S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 42 to Registration Statement No. 2-75670 on Form N-1A of our report dated March 21, 2005, relating to the financial statements of Federated GNMA Trust for the year ended January 31, 2005, and to the references made to our firm under the caption "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.



DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 28, 2005